EX-99.j

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated February 16, 2012, relating to the financial statements and financial highlights which appear in the December 31, 2011 Annual Report to Shareholders of Delaware VIP Smid Cap Growth Series, Delaware VIP Value Series, Delaware VIP High Yield Series, Delaware VIP International Value Equity Series, Delaware VIP Limited-Term Diversified Income Series, Delaware VIP Small Cap Value Series, Delaware VIP U.S. Growth Series, Delaware VIP Diversified Income Series, Delaware VIP Emerging Markets Series and Delaware VIP REIT Series (constituting Delaware VIP Trust), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights” and "Financial Statements" in such Registration Statement.

PricewaterhouseCoopers, LLP
/s/ PricewaterhouseCoopers, LLP

Philadelphia, Pennsylvania
April 27, 2012